                        EXHIBIT 10.1

              [RIO HOTEL & CASINO, INC. LETTERHEAD]




                       September 24, 1998


David P. Hanlon
7174 Durango Street
Las Vegas, Nevada  89120


     RE:  EMPLOYMENT AGREEMENT

Dear Dave:

     This letter (this "Letter") is made with reference to that certain Employment Agreement dated as of November 25, 1996, between Rio Hotel & Casino, Inc. (the "Company") and you, as further amended by that First Amendment to Employment Agreement dated as of August 31, 1997, by and between the Company and you (collectively, the Employment Agreement, as amended by the First Amendment to Employment Agreement, shall hereinafter be referred to as the "Employment Agreement").

          1.     In  accordance  with  Paragraph  10(c)  of   the
     Employment Agreement, the Company is hereby terminating your employment with the Company and the Employment Agreement effective October 9, 1998 (the "Effective Date").

          2. Upon the Effective Date, you will no longer be employed by the Company or any of its subsidiaries and all executive officer and/or director positions you hold in the Company or executive officer and/or director positions held by you in any of the Company's subsidiaries will be terminated on the Effective Date.

          3. In accordance with Paragraph 10(c)(i) of the Employment Agreement, you will be entitled to a "Base Salary
     Termination  Payment" of Two Million and  no/100ths  Dollars
     ($2,000,000 U.S.).

          4. In accordance with Paragraph 10(c)(iii) of the Employment Agreement, you will be entitled to receive reimbursement for expenses incurred, but not yet reimbursed, which the Company and you presently estimate to be approximately Thirty Thousand and no/100ths Dollars ($30,000 U.S.). These payments will be made upon completion of a mutually acceptable accounting which will be completed and agreed to on or before the Effective Date and will be paid to you by a separate check on the Effective Date.

David P. Hanlon
September 24, 1998
Page 2

          5.   Any deferred compensation pursuant to Paragraph  9
     of the Employment Agreement, including any interest accrued thereon, if any, will be paid to you as provided in the deferred compensation plan.

          6. Any other compensation and benefits to which you are entitled under applicable plans, programs and agreements of the Company as described in Paragraph 10(c)(v) of the Employment Agreement, which are not presently expected to be material in amount and in no event represent monetary payments in excess of $50,000, will be paid to you as of the Effective Date.

          7. Under the terms of the Rio Hotel & Casino, Inc. Long Term Incentive Plan, on October 8, 1996, you were granted an option to purchase up to 500,000 shares of the Company's common stock (the "Hanlon Option"). As of October 8, 1998, you will be fully vested under the Hanlon Option to purchase 300,000 shares of the Company's common stock. In consideration for a mutual release of all claims between the Company and you arising out of the termination of your employment and of the Employment Agreement, but preserving all provisions of the Employment Agreement which survive such termination pursuant to the terms of the Employment Agreement, the Company's Board of Directors will, upon the Effective Date, authorize the full vesting of the option to purchase the remaining 200,000 shares of the Company's common stock under the Hanlon Option. The mutual release of claims discussed herein will be in form and substance mutually agreed upon between you and the Company on or before the Effective Date.

          8. Notwithstanding your termination of employment from the Company and its subsidiaries and resignation as officer and director of the Company and its subsidiaries on or before the Effective Date, there are certain projects for which you have had primary responsibility in the past and about which you possess certain important information which the Company believes will be helpful to the Company to carry such projects forward. Accordingly, the Company will enter into a consulting agreement ("Consulting Agreement") with you on terms and conditions substantially in accordance with Exhibit A hereto, which will have the following terms:

               a.     You  will  be  engaged  as  an  independent
          consultant  to the Company for a period of twelve  (12)
          months from the Effective Date to consult with the Company for the projects identified as follows:

                    (i)  Skip Barber School of Racing

                    (ii) Modular Technology Project

                    (iii)Butch Harmon School/Rio Secco Golf Club

David P. Hanlon
September 24, 1998
Page 3

                    (iv) Peterhoff Museum Exhibit

          (collectively, the "Consulting Projects").

               b. Pursuant to the Consulting Agreement, you will be compensated Thirty Five Thousand and no/100ths Dollars ($35,000 U.S.) per month, payable upon the last day of each and every month, for twelve calendar months. The Consulting Agreement will be solely for consulting purposes within the terms described therein and will not be deemed for any purposes whatsoever to be an employment agreement or otherwise contravene or diminish the termination of your employment or the Employment Agreement as stated herein.

          9. While this notification of termination is effective immediately for all purposes, the Effective Date and the payments due to you in accordance with this notice are subject to the following, all of which must occur on or before the Effective Date:

               a.    Resolution  of  an accounting  in  form  and
          substance mutually satisfactory to the Company and you of amounts to be reimbursed to you pursuant to Paragraph 10(c)(iii) of the Employment Agreement;

               b. Identification by you of material steps to be completed under the Consulting Projects described in Paragraph 8 above;

               c. Execution of a mutual release as described in Paragraph 7; and

               d. Approval by the Company's Board of Directors of the material terms and conditions of this Agreement, which approval is expected to occur on or before the Effective Date.

     In the event the steps outlined in this Paragraph 9 are not completed by the Effective Date, your employment and the Employment Agreement will be terminated in accordance with Paragraph 10(c) thereof, and you will be entitled only to those payments specified in Paragraph 10(c) of the Employment Agreement.

David P. Hanlon
September 24, 1998
Page 4

     Please execute and date this Letter to confirm the mutual understandings and agreements set forth herein.

                              Sincerely,
                              Rio Hotel & Casino, Inc.


                              /s/ James A. Barrett, Jr.
                              --------------------------------
                              James A. Barrett, Jr., President



Agreed to and Accepted this 24
day of September, 1998 by
David P. Hanlon


/s/ David P. Hanlon
------------------------------
DAVID P. HANLON

                        RELEASE AGREEMENT

     THIS RELEASE AGREEMENT (this "Agreement") is made and entered into as of the 9TH day of October 1998, by and between Rio Hotel & Casino, Inc., a Nevada corporation, whose principal place of business is 3700 West Flamingo Road, Las Vegas, Nevada 89103 ("Rio"), and David P. Hanlon, an individual, whose residence address is 7174 Durango Street, Las Vegas, Nevada 89120 ("Hanlon").

                            RECITALS

     WHEREAS, Rio and Hanlon entered into that certain Employment Agreement dated as of November 25, 1996, as further amended by that First Amendment to Employment Agreement dated as of August 31, 1997 (collectively, the "Employment Agreement").

     WHEREAS, Hanlon has resigned from any and all officer and/or
director   positions   for   Rio  and   its   subsidiaries   (the
"Resignation").

     WHEREAS, Rio has terminated the Employment Agreement and the employment of Hanlon by Rio and its subsidiaries (the "Termination") on the terms and conditions set forth in their September 24, 1998 letter agreement (the "Termination Agreement").

     WHEREAS, Rio and Hanlon desire to enter into this Agreement for the purposes of releasing any past, current and/or future claims and/or disputes among and between the parties with respect to the Employment Agreement, the Termination, the Resignation and any other matter related thereto.

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants, agreements, understandings, undertakings, representations, warranties and promises, and subject to the conditions hereinafter set forth, and intending to be legally bound thereby, the parties do hereby covenant and agree that the Recitals set forth above are true and accurate, and further covenant and agree as follows:

                    I.   TERMS AND CONDITIONS

     A. CONSIDERATION. As consideration for this Agreement, Rio agrees to pay to Hanlon and Hanlon agrees to accept from Rio payment of Two Million and no/100ths Dollars ($2,000,000 U.S.) representing the severance payment to be due to Hanlon under the terms of the Employment Agreement as a result of the Termination. Hanlon hereby acknowledges and represents that no other payment, including any payment under the change-of-control provisions of the Employment Agreement, will be due and owing by the Company to Hanlon as a result of the Termination.

     B. GENERAL RELEASE. For valuable consideration, the sufficiency of which is hereby acknowledged, Rio and Hanlon, jointly and/or individually, on behalf of themselves, their respective insurers, principals, successors, predecessors, parents, affiliates, subsidiaries, divisions, officers, directors, shareholders, employees, attorneys, heirs, executors and administrators, hereby remise, acquit and forever release the other party, and their respective successors, predecessors, parents, affiliates, subsidiaries, divisions, including, but not limited to their respective officers, directors, shareholders, managers, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and authorized representatives from any and all claims, demands, damages, debts, liabilities, actions, causes of action or suits of whatsoever kind or nature, presently known or unknown, actual or contingent, asserted or unasserted, foreseeable or unforeseeable, unanticipated or unsuspected, which any of them has or may have now or in the future, arising directly or indirectly out of or involving the Employment Agreement, the Resignation, the Termination, the Termination Agreement and any other matter related thereto, excluding, however, paragraphs 12 and 13 of the Employment Agreement which survive.

     C. ADDITIONAL RELEASE. Hanlon, for himself, his agents, heirs, successors, assigns, representatives, executors and administrators does hereby and forever release and discharge Rio, including its predecessors and successors, its affiliated entities and its past and present Board members, employees, agents, attorneys, accountants, representatives, successors and assigns, from any and all causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of whatsoever kind and character in any manner whatsoever, including but not limited to any claim for breach of contract, breach of implied covenant, breach of oral or written promise, wrongful termination, infliction of emotional distress, defamation, interference with contract relations or prospective economic advantage, negligence, misrepresentation or employment discrimination, and including without limitation alleged violations of Nevada Revised Statutes Section 608.017 and Section
613.310 prohibiting discrimination based on race, religious creed, color, national origin, ancestry, physical disability, mental disability, medical condition, marital status, sex or age over 40, Title VII of the 1964 Civil Rights Act prohibiting discrimination based on race, color, religion, sex or national origin, the Family and Medical Leave Act, the Americans With Disabilities Act prohibiting discrimination based on disability, AND THE AGE DISCRIMINATION IN EMPLOYMENT ACT PROHIBITING DISCRIMINATION BASED ON AGE OVER 40, as these statutes have been from time to time amended, excepting only those obligations expressly recited herein or to be performed hereunder and my claims to vested interests in employee benefit plans as defined exclusively in written plan documents.

     D. FUTURE LITIGATION. Rio and Hanlon, jointly and/or individually, covenant and agree to forever refrain from instituting, prosecuting, maintaining, or assisting with any claims, suits and actions, which arise out of, or is or may be, in whole or in part, based upon, related to or connected with the Employment Agreement, the Resignation, the Termination, the Termination Agreement and any other matter related thereto or any way to or with respect to the subject matter of this Agreement as they relate to the parties.

     E. ACKNOWLEDGEMENTS AND AGREEMENTS OF HANLON. Through the execution of this Agreement, Hanlon hereby acknowledges that:

          1. He has the right to consider this Agreement for twenty-one (21) days before signing it;

          2. If he signs this Agreement prior to the expiration of twenty-one (21) days, he waives this right freely and voluntarily;

          3. He has the right to revoke this Agreement for a period of seven days after he signs it;

          4. This Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired without the Agreement having been revoked;

          5. This Agreement will be final and binding after the expiration of the revocation period in subsection 4 of this Section E. He agrees not to challenge its enforceability. If he attempts to challenge the enforceability of this Agreement, he shall initially tender to Rio, by certified funds delivered to Rio, all monies received pursuant to this

     Agreement, and invites Rio to retain such monies and agree with Hanlon to cancel this Agreement. In the event Rio accepts this offer, Rio shall retain such monies and this Agreement shall be canceled. In the event Rio does not accept such offer, Rio shall so notify Hanlon and shall place such monies in an interest-bearing escrow account pending resolution of the dispute as to whether this Agreement shall be set aside and/or otherwise rendered unenforceable.

          6. Hanlon is aware of his right to consult an attorney, has been advised to consult with an attorney, and has had the opportunity to consult with an attorney, if desired, prior to signing this Agreement; and

          7. Hanlon has carefully read this Agreement including the Release, acknowledges that he has not relied on any representation or statement, written or oral, not set forth in this document and warrants and represents that he is signing this Agreement voluntarily.

     F. BINDING EFFECT. The terms of this Agreement shall be binding upon, and shall inure to the benefit of Rio, Hanlon and their respective heirs, successors and assigns. The term Rio, as used in this Agreement, shall include, but is not limited to its predecessors and successors and its past or present insurers, principals, affiliates, subsidiaries, divisions, officers, directors, stockholders, employees attorneys, accountants, representatives, assigns, heirs, executors, and administrators as well as, upon consummation of that certain transaction whereby
(i) HEI Acquisition Corp. III, a wholly-owned subsidiary of Harrah's Entertainment, Inc. ("Harrah's"), will merge with and into Rio, with Rio continuing as the surviving corporation and
(ii) each outstanding share of Rio common stock will be converted into the right to receive one share of Harrah's common stock, Harrah's and its predecessors and successors and its past or present insurers, principals, affiliates, subsidiaries, divisions, officers, directors, stockholders, employees attorneys, accountants, representatives, assigns, heirs, executors, and administrators.

     G. READ AND UNDERSTOOD. Each party to this Agreement represents and warrants that the terms of this Agreement have been completely read and are fully understood after advice of its counsel and voluntarily accepted for the purposes of making a full, final and complete compromise and settlement as described in this Agreement.

     H. NO UNDUE INFLUENCE. Each party to this Agreement represents and warrants that he or it has not been influenced to any extent in entering this Agreement by any representations or statements made by any other party (or any other party's representatives, attorneys or insurers) concerning their claims or the propriety of the settlement provided for in this
Agreement, but has relied solely upon his, her or its own judgment and the judgment and advice of his, her or its respective attorneys and other consultants.

     I. DIFFERENCE IN FACTS. Each party to this Agreement fully understands that the facts presently known to him or it may later be found to be different, and expressly accept and assume the risk that the facts may be found to be different. This Agreement shall be effective in all respects and shall not be subject to termination or rescission because of any such difference in facts.

                     II.  GENERAL PROVISIONS

     A. ASSIGNMENTS. The rights of Hanlon under this Agreement are personal to Hanlon and may not be assigned or transferred to any other person, firm or corporation without the prior express written consent of Rio. Any attempted assignment by Hanlon is void.

     B. COOPERATION. The Parties agree to cooperate fully with each other in order to achieve the purposes of this Agreement and to take all actions not specifically described that may be required to carry out the purposes and intent of this Agreement.

     C. MODIFICATION OF AGREEMENT. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in an express writing signed by each party or an authorized representative of each party.

     D. NOTICES. Any notice provided for or concerning this Agreement shall be in writing and be deemed sufficiently given when sent by certified mail, return receipt requested, Express Mail, Federal Express, or similar conventional means of expedited delivery and proof of delivery, to the respective address of each party as set forth at the beginning of this Agreement. A copy of a notice to Rio shall also be provided to Rio's General Counsel at the same address. Any change of address for notices shall be given to all parties by notice in writing the receipt of which is duly acknowledged in writing or sent certified mail to the then proper address of each other party.

     E. GOVERNING LAW. It is agreed that this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada.

     F. EFFECT OF PARTIAL INVALIDITY. The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision. In the event that a provision is found in a judicial proceeding to be unenforceable as written, but enforceable if modified, then the provision shall be deemed to be so modified to the extent necessary to cause it to be enforceable retroactive to the original date of this Agreement.

     G. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties with respect to their mutual release of claims, and any prior understanding or representation of any kind concerning such release which precedes the date of this Agreement shall not be binding upon either party except to the extent incorporated in this Agreement. This Agreement does not impact the Consulting Agreement of even date herewith between Rio and Hanlon.

     H. NEUTRAL INTERPRETATION. The provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement, but shall be construed as if all parties prepared this Agreement, and any rules of construction to the contrary are hereby specifically waived. The terms of this Agreement were negotiated at arm's length by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives and to be effective as of the date first above written.


Rio Hotel & Casino, Inc.,            David P. Hanlon,
   a Nevada corporation                 an individual

By:  /s/James A. Barrett, Jr.        By:  /s/ David P. Hanlon
   ---------------------------          -------------------------
                                              David P. Hanlon
Its: President
    --------------------------

                      CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement"), effective as of the 9th day of October, 1998, by and between Rio Hotel & Casino, Inc., a Nevada corporation, whose principal place of business is 3700 West Flamingo Road, Las Vegas, Nevada 89103 ("Rio") and David P. Hanlon, an individual, whose residence address is 7174 Durango Street, Las Vegas, Nevada 89120 (hereinafter referred to as "Consultant").

                            RECITALS

     A. Consultant has special skills, knowledge, abilities and experiences in the dealings of Rio and in the various projects and business opportunities of Rio and its subsidiaries.

     B. Consultant desires to be engaged by Rio as an independent contractor to render consulting services to Rio upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, and intending to be legally bound hereby, the parties hereto covenant and agree that the Recitals are true and correct and further agree as follows:

                            SECTION I

                       CONSULTING SERVICES

     A. ENGAGEMENT. Rio hereby engages Consultant, and Consultant hereby accepts his engagement by Rio, as an independent contractor, to render services in the capacity of a consultant, subject to the terms and conditions herein set forth for a period, commencing as of the date hereof, and terminating as of one calendar year afterwards (the "Term").

     B.     SERVICES.   Consultant's  services  to  be   rendered
hereunder shall include, but not be limited to, the services described on Exhibit A attached hereto ("Services").

     C. COMMUNICATIONS. In the performance of his services hereunder, Consultant shall report to the President of Rio, or his designee. Consultant shall maintain regular direct communications with the President of Rio, or his designee, including confidential written reports on the status of his activities pursuant to this Agreement at such times as may be requested by the President of Rio, or his designee.

     D. INDEPENDENT CONTRACTOR. Consultant is entering into this Agreement and in the performance of his duties hereunder as an independent contractor. No term or condition under this Agreement nor any manner or method of payment hereunder shall create any relationship between Rio and Consultant other than as expressed in this Section I.D. Consultant shall not in any way, at any time, or under any circumstances, be, or be construed to be, an employee, partner, or joint venturer of Rio.

                           SECTION II

                              FEES

     A. CONSULTING FEE. For all services rendered pursuant to this Agreement, Rio agrees to pay Consultant a monthly compensation in the amount of Thirty Five Thousand Dollars ($35,000.00) payable on the last day of each month of the Term.

     B. TAXES. Consultant shall be solely responsible for and shall pay when due all federal, state and local income taxes and all other taxes due on his behalf for any compensation or benefit received under this Agreement, including, without limitation, all federal withholding taxes, FICA and Social Security, and any worker's compensation premiums.

                           SECTION III

                         CONFIDENTIALITY

     A. CONFIDENTIALITY. Consultant acknowledges in performing his obligations hereunder he will have access to confidential information which is proprietary to and a valuable trade secret of Rio, including but not limited to information concerning Rio's business, customers, suppliers, marketing methods, files, credit and collection techniques and files, trade secrets and various unpublished techniques and "know-how" as well as any materials prepared by Consultant using such information (collectively, "Confidential Information"), and that any disclosure or unauthorized use thereof will cause irreparable harm to Rio. Accordingly, Consultant covenants and agrees that he will at all time during and after the term of this Agreement hold all such information in strictest confidence and will:

          1. Use any such Confidential Information for the sole and limited purpose of performing his obligations hereunder;

          2. Not copy any such Confidential Information in whole or in part, except as necessary in performance of his obligations hereunder;

          3. Not reveal or disclose any such Confidential Information to any person, firm, corporation or any other entity whatsoever, without Rio's express written consent, except as such revelation or disclosure may be required in connection with Consultant's performance of his duties hereunder or as required by law or a court of competent jurisdiction.

          5.     Use  his  reasonable  efforts  to  protect   the
     confidentiality of Confidential Information; and

          5. Return to Rio all such Confidential Information in whatever tangible form and all copies and records thereof upon Rio's request therefor or at the termination of this Agreement.

     B. ENFORCEMENT. Consultant further acknowledges that Rio will suffer substantial irreparable injury in the event of Consultant's breach of the provisions of this Section III. Consultant therefore agrees that, in the event of his actual or threatened breach of the provisions of this Section III, Rio shall be entitled to seek and obtain such temporary restraining orders, preliminary injunctions or permanent injunctions as Rio deems appropriate, restraining Consultant from violating the provisions of this Section III. Nothing contained in this Agreement shall prohibit Rio from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages from Consultant. If Rio commences legal proceedings to restrain Consultant from violating the provisions of this Section III and obtains such restraints in such proceedings, Consultant agrees to reimburse Rio for all costs incurred in prosecuting such proceeding, including court costs and reasonable attorneys' fees. If Rio commences legal proceedings to restrain Consultant from violating the provisions of this Section III and does not obtain such restraints in said proceedings, Rio agrees to reimburse Consultant for all costs incurred in defending such proceedings, including court costs and reasonable attorneys' fees. If Rio or Consultant commences legal proceedings against the other to enforce this Agreement, the prevailing party shall be entitled to an award of all attorneys' fees and costs reasonably incurred in prosecuting or defending the action.

     C.    SURVIVAL.   The restrictions and obligations  of  this
Section  III  shall  survive  the  expiration,  cancellation   or
termination  of  this  Agreement  and  shall  continue  to   bind
Consultant and Rio.

                           SECTION IV

                           TERMINATION

     A.     EVENTS  OF  TERMINATION.   This  Agreement  and   the
engagement of Consultant by Rio shall terminate prior to the expiration of the Term, upon the occurrence of any one of the following events:

          1. Consultant's continuing or repeated breach of any material terms and conditions of this Agreement following written notice to Consultant of such breach;

          2. Rio's failure to pay at the times specified the sums owed Consultant in accordance with this Agreement.

          3. Consultant's failure or inability to secure and maintain any license or approval required of Consultant by any gaming authority ("Gaming Regulatory Agency") whose jurisdiction Rio is subject to or by the laws or regulations of such jurisdictions pertaining to Consultant's relationship with Rio pursuant to this Agreement; or

          4. Upon thirty (30) days written notice from Rio to Consultant.

     B. EFFECT OF TERMINATION. In the event this Agreement and the engagement of Consultant are terminated:

          1. Pursuant to Section IV(A)(1) or (3), then Consultant shall be entitled to be compensated hereunder through the date of termination and all other provisions of this Agreement shall be null and void, except as provided in
     Section III hereof.

          2. Pursuant to Section IV(A)(2) or (4), then Consultant shall be entitled to the compensation provided hereunder in Section II(A) for the balance of the Term, and Consultant shall have no further obligations, except as provided in Section III hereof.

                            SECTION V

                      REGULATORY COMPLIANCE

     Consultant and Rio acknowledge and agree that any Gaming Regulatory Agency may assert a right to review and approve this Agreement, as well as a right to insist that Consultant be licensed. Consultant and Rio each agree to comply expeditiously with all such requests from any Gaming Regulatory Agency. Rio shall pay all related costs and expenses incurred in connection with such investigations and proceedings pertaining to Consultant while Consultant remains engaged by Rio pursuant to this Agreement, except disciplinary or enforcement proceedings against Consultant. Consultant and Rio shall comply with and be bound by all decisions, opinions and orders issued by any Gaming Regulatory Agency regarding this Agreement and any matter related thereto.

                           SECTION VI

                          MISCELLANEOUS

     A. ASSIGNMENTS. The rights of Consultant under this Agreement are personal to Consultant and may not be assigned or transferred to any other person, firm or corporation without the prior express written consent of Rio. Any attempted assignment by Consultant is void.

     B. COMPLIANCE WITH LAWS. At all times during the term hereof, both parties agree that its actions and those of its representatives, agents and consultants will be entirely in accordance with all applicable laws, rules, ordinances and regulations of all states, counties, and municipalities in which such party conducts business. In connection with this Agreement, Consultant acknowledges that there exist certain casino gaming licenses currently issued to Rio and its affiliates, the laws of which may require Rio to disclose private or otherwise confidential information about Consultant. Consultant agrees to refrain from all conduct that may negatively affect such licenses as well as prospective licenses. Consultant further agrees that this Agreement shall terminate immediately at Rio's option if Consultant is required to be licensed, qualified or found suitable and is denied such licensure, qualification or suitability.

     C. COOPERATION. The Parties agree to cooperate fully with each other in order to achieve the purposes of this Agreement and to take all actions not specifically described that may be required to carry out the purposes and intent of this Agreement.

     D. MODIFICATION OF AGREEMENT. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

     E. NOTICES. Any notice provided for or concerning this Agreement shall be in writing and be deemed sufficiently given when sent by certified mail, return receipt requested, Express Mail, Federal Express, or similar conventional means of expedited delivery and proof of delivery, to the respective address of each party as set forth at the beginning of this Agreement. A copy of a notice to Rio shall also be provided to Rio's General Counsel at the same address. Any change of address for notices shall be given to all parties by notice in writing the receipt of which

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is  duly  acknowledged in writing or sent certified mail  to  the then proper address of each other party.

     F. GOVERNING LAW. It is agree that this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada.

     G. EFFECT OF PARTIAL INVALIDITY. The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision. In the event that a provision is found in a judicial proceeding to be unenforceable as written, but enforceable if modified, then the provision shall be deemed to be so modified to the extent necessary to cause it to be enforceable retroactive to the original date of this Agreement.

     H. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties with respect to the matters described herein, and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon either party except to the extent incorporated in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives and to be effective as of the date first above written.

RIO HOTEL & CASINO, INC.
      a Nevada corporation


By:  /s/ James A. Barrett, Jr.     By:  /s/ David P. Hanlon
                                        David P. Hanlon, an
Its: President                          individual

                            EXHIBIT A

                MATERIAL STEPS TO BE PERFORMED BY
     DAVID P. HANLON IN CONNECTION WITH CONSULTING PROJECTS


SKIP BARBER SCHOOL OF RACING

     (1)  Review all agreements and associated documents.

     (2)  Monitor status of agreements and associated documents.

     (3)  Provide  liaison and support to Rio and Barber  in  the
          discharge   of   their   responsibilities   under   the
          agreements and associated documents.

     (4) Visit the Barber School sites when appropriate and necessary.

     (5)  Provide such status reports to Rio as requested.

MODULAR TECHNOLOGY

     (1) Meet and communicate as appropriate with Rio to review the status of the Pecos Projects.

     (2)  Provide  liaison and support to the parties to  aid  in
          the   discharge   of   their   responsibilities   under
          agreements between them.

     (3)  Provide status reports to Rio as requested.

BUTCH HARMON SCHOOL OF GOLF/RIO SECCO GOLF CLUB

     (1) Provide such status reports, attend such meetings and tour facilities as Rio shall request.

PETERHOF MUSEUM EXHIBIT

     (1) Meet with Tom Roberts of Rio and Bob Nargassans of Encore Entertainment to determine what remains to be done to complete delivery of the artifacts to the Company and to open the Peterhof Museum Exhibit (the "Exhibit").

     (2) Assist Messrs. Roberts and Nargassans in coordinating the arrival of the Russian delegation.

     (3) Review plans for the Exhibit's grand opening and assist in coordinating media coverage, working with Jania Lambert of Rio and Lee Solters, an outside consultant providing public relations and media service to Rio.

     (4) Provide such support to Mr. Roberts as is necessary to aid in the discharge of the parties' responsibilities under the various governing agreements.

     With regard to each of these consulting projects, be available to the President and Chairman of Rio to discuss problems and suggested actions to resolve them.

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